                                                                     EXHIBIT 1.2
                                                                        DRAFT

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                               HUDSON FOODS, INC.
                            (a Delaware corporation)


                     800,000 Shares of Class A Common Stock



                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------



Dated:  November __, 1994



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

                               HUDSON FOODS, INC.
                            (a Delaware corporation)

                     800,000 Shares of Class A Common Stock
                         (Par Value U.S.$.01 Per Share)


                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------


                                                   November __, 1994



Merrill Lynch International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edward & Sons, Inc.
     As Representatives of the several Managers
c/o Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Ladies and Gentlemen:

          Hudson Foods, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the managers named in Schedule A (collectively, the "Managers"), for whom you are acting as Co-Lead Managers (the "Co-Lead Managers"), 500,000 authorized but unissued shares of the Company's Class A Common Stock, par value $.01 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"), and the stockholders named in Schedule B (the "Selling Stockholders") propose to sell severally an aggregate of 300,000 outstanding shares of Common Stock, as set forth in the appropriate column on Schedule B, to the Managers. Such shares of Common Stock, aggregating 800,000 shares, are to be sold to each Manager, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such Manager. One of the Selling Stockholders also grants to the Managers, severally and not jointly, the option described in Section 2 to purchase all or any part of 120,000 additional shares of Common Stock to cover over-allotments. The aforesaid 800,000 shares of Common Stock (the "Initial International Shares"), together with all or any part of the 120,000 additional shares of Common Stock subject to the option described in Section 2 (the "International Option Shares"), are collectively herein called the "International Shares". The International Shares are more fully described in the International Prospectus referred to below.

          It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement, dated the date hereof (the "U.S. Purchase Agreement"), providing for the issuance and sale by the Company and the Selling Stockholders of 3,200,000 shares of Common Stock (the "Initial U.S. Shares") through arrangements with certain underwriters in the United States (the "U.S. Underwriters" which, together with the Managers, shall be referred to as the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and A.G. Edwards & Sons, Inc. are acting as representatives (the "U.S. Representatives"), and the grant by one of the Selling Stockholders to the U.S. Underwriters of an option to purchase all or any part of 480,000 additional shares of Common Stock (the "U.S. Option Shares") to cover over-allotments. The Initial U.S. Shares and the U.S. Option Shares are hereinafter collectively referred to as the "U.S. Shares". The U.S. Shares and the International Shares are hereinafter collectively referred to as the "Offered Shares".

          The Company understands that the Managers will simultaneously enter into an agreement with the U.S. Underwriters dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Managers and the U.S. Underwriters, under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          You have advised us that you and the other Managers, acting severally and not jointly, desire to purchase the International Shares and, if the Managers so elect, the International Option Shares, and that you have been authorized by the other Managers to execute this Agreement and the International Price Determination Agreement referred to below on their behalf.

          The initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several Managers shall be agreed upon by the Company and the Co-Lead Managers, acting on behalf of the several Managers, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement"). The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Co-Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the International Price Determination Agreement.

          The initial public offering price per share and the purchase price per share for the U.S. Shares to be paid by the U.S. Underwriters pursuant to the U.S. Purchase Agreement shall be set forth in a separate agreement (the "U.S. Price Determination

Agreement"), the form of which is attached to the U.S. Purchase Agreement. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be identical to the purchase price per share for the International Shares to be paid by the several Managers hereunder.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-56019) covering the registration of the Offered Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the U.S. Price Determination Agreement and the International Price Determination Agreement. The information, if any, included in such prospectuses that was omitted from the prospectuses included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the U.S. Price Determination Agreement or the International Price Determination Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the prospectuses, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, forms of two prospectuses to be used in connection with the offering and sale of U.S. Shares and International Shares which are included in the Registration Statement at the time it becomes effective are herein called the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively, the "Prospectuses" and, individually, a "Prospectus", except that, if the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the International Underwriters after the execution of the U.S. Price Determination Agreement or the International Price Determination Agreement for use in connection with the offering of the Offered Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "U.S. Prospectus", "International Prospectus", "Prospectuses" and "Prospectus" shall refer to the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the International Underwriters, as the case may be, for such use. The U.S.

Prospectus and International Prospectus are identical except for differences in the outside front and back covers, the inside cover page and the section headed "Underwriting".

          The Company and the Selling Stockholders understand that the Managers propose to make a public offering of the International Shares as soon as you deem advisable after the Registration Statement becomes effective and the International Price Determination Agreement has been executed and delivered.


          Section 1.  Representations and Warranties.  (a)  The Company
                      ------------------------------
represents and warrants to and agrees with each of the Managers that:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, if any International Option Shares are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither of the Prospectuses nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectuses. For all purposes of this Agreement, the information provided in the fifth, seventh and eighth full paragraphs in the section entitled "Underwriting" set forth in the Prospectuses constitute the only information relating to any Manager or U.S. Underwriter furnished in writing to the Company by the Co-Lead Managers or the U.S. Representatives for use in the Registration Statement or Prospectuses.

          (ii) The documents incorporated by reference in the Prospectuses pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectuses, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing

     Time (and, if any International Option Shares are purchased, up to the Date of Delivery), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (iii) Coopers & Lybrand, who are reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Each of this Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

          (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) The Company's only subsidiaries are: Hudson Farms, Inc., an Arkansas corporation, Ohse Transportation, Inc., a Kansas corporation and Hudson Foods Poland s.p. zo.o., a Polish limited liability company (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectuses under the caption "Capitalization", the Offered Shares conform to the description thereof contained or incorporated by reference in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same.

          (ix) The Offered Shares to be sold by the Company pursuant to this Agreement and the U.S. Purchase Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the U.S. Purchase Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Offered Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Offered Shares has been validly and sufficiently taken.

          (x) The Offered Shares to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

          (xi) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xiii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of each of this Agreement and the U.S. Purchase Agreement by the Company, the issuance and delivery of the Offered Shares, the consummation by the Company of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement and compliance by the Company with the terms of each of this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

          (xiv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the International Shares are offered or sold by the Managers pursuant to this Agreement), is required for the valid authorization, issuance, sale and delivery of the Offered Shares.

          (xv) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectuses or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its Subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or the U.S. Purchase Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectuses to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xvi) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xvii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectuses as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectuses or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xix) The Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xx) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

          (xxii) Except as disclosed in the Registration Statement or except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each Manager as follows:

          (i) To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the preliminary prospectuses contained therein and has no knowledge of any material fact, condition or information not disclosed in such preliminary prospectuses that has adversely affected or could adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; to the best knowledge of such Selling Stockholder, such preliminary prospectuses do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company or any Subsidiary that is not set forth in the Prospectuses.

          (ii) When the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time (and, if any International Option Shares are purchased, up to the Date of Delivery), (A) such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such parts of the Prospectuses as specifically refer to such Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to you, a Power of Attorney and Custody Agreement (the "Custody Agreement") with James T. Hudson as custodian (the "Custodian"), and _______________________ and _____________________ as
     attorneys-in-fact (the "Attorneys-in-Fact"); the Attorneys-in-Fact are authorized to execute and deliver this Agreement (including the International Price Determination Agreement) and the U.S. Purchase Agreement (including the U.S. Price Determination Agreement) on behalf of such Selling Stockholder and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the U.S. Purchase Agreement, and the Attorneys-in-Fact and the Custodian are each authorized to deliver the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement and to accept payment therefor.

          (iv) All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the U.S. Purchase Agreement and the sale and delivery pursuant to this Agreement and the U.S. Purchase Agreement of the Offered Shares to be sold by such Selling Stockholder have been given and are in full force and effect on the date hereof and will be in full force and effect at the Closing Time and, if any International Option Shares or U.S. Option Shares are purchased, on the Date of Delivery.

          (v) The execution and delivery of each of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in each of this Agreement and the U.S. Purchase Agreement will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any agreement, instrument, decree, judgment or order to which such Selling Stockholder is a party, to which the properties of such Selling Stockholder may be subject or by which such Selling Stockholder may be bound.

          (vi) Such Selling Stockholder will, at the Closing Time and, if any International Option Shares or U.S. Option Shares are purchased, on the Date of Delivery, have good and marketable title to the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the U.S. Purchase Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver such Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement; and upon delivery of such Offered Shares and payment of the purchase price therefor as contemplated in this Agreement and the U.S. Purchase Agreement, each of the Underwriters will receive good and marketable title to the Offered Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (vii) Certificates for all of the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery under this Agreement and the U.S. Purchase Agreement.

          (viii) Such Selling Stockholder acknowledges that for a period of 120 days from the date hereof, such Selling Stockholder will not, without the prior written consent of the Co-Lead Managers and the U.S. Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock, other than to the Managers pursuant to this Agreement or the U.S. Underwriters pursuant to the U.S. Purchase Agreement; provided that during such period such Selling Stockholder may make gifts of shares of Common Stock or securities convertible into Common Stock upon the condition that the donees agree to be bound by the foregoing restriction in the same manner as it applies to such Selling Stockholder.

          (ix) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Shares other than any preliminary prospectuses filed with the Commission or the Prospectuses or other material permitted by the 1933 Act.

          (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholders to each of the Underwriters as to the matters covered thereby.


          Section 2.  Sale and Delivery to the Managers; Closing.  (a)  On the
                      ------------------------------------------
basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Manager, and each Manager agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at the purchase price per share for the Initial International Shares to be agreed upon by the Co-Lead Managers, the Company and the Selling Stockholders in accordance with Section 2(b) or 2(c), and set forth in the International Price Determination Agreement, (i) in the case of the Company, the number of Initial International Shares that bears the same relation to 500,000 as the number of Initial International Shares set forth opposite the name of such Manager in Schedule A bears to the total number of Initial International Shares (such proportion is hereinafter referred to as such Manager's "underwriting obligation proportion") and (ii) in the case of each Selling

Stockholder, the underwriting obligation proportion of such Manager of the aggregate number of Initial International Shares as are proposed to be sold by such Selling Stockholder and set forth opposite such Selling Stockholder's name in the appropriate column on Schedule B, subject, in each case, to such adjustments as the Co-Lead Managers, in their discretion, shall make to eliminate any sales or purchases of fractional shares. If the Company elects to rely on Rule 430A, Schedules A and B may be attached to the International Price Determination Agreement.

          (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price per share for the Initial International Shares and the purchase price per share for the Initial International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

          (c) If the Company has elected to rely upon Rule 430A, the initial public offering price per share for the Initial International Shares and the purchase price per share for the Initial International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7, 8 and 9 shall remain in effect.

          (d) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, James T. Hudson, one of the Selling Stockholders, has granted an option to the Managers, severally and not jointly, to purchase up to the additional number of International Option Shares set forth opposite his name in the appropriate column of Schedule B at the same purchase price per share as shall be applicable to the Initial International Shares. The option hereby granted will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the International Price Determination Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial International Shares upon notice by you to James T. Hudson, c/o the Company setting forth the number of International Option Shares as to which the several Managers are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the International Option Shares, the International Option Shares as to which the option is exercised shall be purchased by the Managers, severally and not jointly, in their respective underwriting obligation proportions.

          (e) Payment of the purchase price for, and delivery of certificates for, the Initial International Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company, the Selling Stockholders and you, at 10:00 A.M. either (i) on the fifth full business day after the effective date of the Registration Statement, or (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of the International Price Determination Agreement (unless, in either case, postponed pursuant to Section 11 or 12), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the International Option Shares are purchased by the Managers, payment of the purchase price for, and delivery of certificates for, such International Option Shares shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company, the Selling Stockholders and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company and to the Selling Stockholders or to a custodian or other representative of the Selling Stockholders by certified or official bank check or checks in New York Clearing House funds payable to the order of the Selling Stockholders, against delivery to you for the respective accounts of the several Managers of certificates for the International Shares to be purchased by them.

          (f) Certificates for the Initial International Shares and International Option Shares to be purchased by the Managers shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial International Shares and International Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

          (g) It is understood that each Manager has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Shares that it has agreed to purchase. You, individually and not as Co-Lead Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Shares, or International Option Shares, to be purchased by any Manager whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with each Manager as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectuses or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses (including amendments of the documents incorporated by reference into the Prospectuses) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectuses included in the Registration Statement at the time it becomes effective or to the Prospectuses (including documents incorporated by reference into such prospectuses or to the Prospectuses), of which you shall not have previously been advised and furnished a copy, or to which you or counsel for the Underwriters shall reasonably object.

          (c) The Company has furnished or will furnish to you and counsel for the Underwriters without charge as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectuses pursuant to Item 12 of Form S-3 under the 1933 Act) and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each Manager, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectuses but without exhibits).

          (d) The Company will deliver to each Manager, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the date of the International Price Determination Agreement), as many copies of each preliminary prospectus as such Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Manager, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the date of the International Price Determination Agreement) and thereafter from time to time as requested during the period when the Prospectuses are required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such Manager may reasonably request.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

          (f) The Company will use its best efforts, in cooperation with the Managers, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to
                --------  -------
     file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Shares have been qualified as above provided.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Prospectuses under the caption "Use of Proceeds".

          (i) The Company, during the period when the Prospectuses is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (j) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each Manager, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

          (k) For a period of 120 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into Common Stock, other than to the Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and other than pursuant to employee benefit plans.

          (l) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

          (m) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          Section 4.  Payment of Expenses.  The Company and the Selling
                      -------------------
Stockholders will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement (including the International Price Determination Agreement, the Agreement among Managers), the U.S. Purchase Agreement (including the the U.S. Price Determination Agreement, the Agreement among U.S. Underwriters and the Intersyndicate Agreement between the Managers and the U.S. Underwriters), the certificates for the Offered Shares and the Blue Sky Survey, (c) the delivery of the Offered Shares to the Underwriters, including any stock transfer taxes payable upon the sale of the Offered Shares to the Underwriters and the transfer of the Offered Shares between the Managers and the U.S. Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) fees relating to the listing of the Offered Shares on the New York Stock Exchange and (f) the qualification of the Offered Shares under the applicable securities laws in accordance with
Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey.

          If this Agreement is terminated by you in accordance with the provisions of Section 5, 10(a)(i) or 12, the Company and the Selling Stockholders shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

          The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.


          Section 5.  Conditions of Managers' Obligations.  In addition to the
                      -----------------------------------
execution and delivery of the International Price Determination Agreement, the obligations of the several Managers to purchase and pay for the International Shares that they have respectively agreed to purchase pursuant to this Agreement (including any International Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein (including those contained in the International Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary or certificates by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Managers; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, Prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) At the Closing Time, you shall have received a signed opinion of Wright, Lindsey & Jennings, counsel for each of the Company and the Selling Stockholders, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Managers, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

               (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise.

               (iii) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

               (iv) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise.

               (v) The Offered Shares sold by the Company pursuant to the provisions of this Agreement and the U.S. Purchase Agreement have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is subject to personal liability by reason of being such a holder; such Offered Shares are not subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such Offered Shares has been validly and sufficiently taken.

               (vi) The Offered Shares sold by the Selling Stockholders pursuant to the provisions of this Agreement and the U.S. Purchase Agreement have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is subject to personal liability by reason of being such a holder; and none of such Offered Shares was issued in violation of the preemptive rights of any stockholder of the Company.

               (vii) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

               (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the heading "Capitalization".

               (ix) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries.

               (x) The Offered Shares conform in all material respects as to legal matters to the description thereof in the Prospectuses.

               (xi) Each of this Agreement (including the International Price Determination Agreement) and the U.S. Purchase Agreement (including the U.S. Price Determination Agreement) has been duly authorized, executed and delivered by the Company.

               (xii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states and the securities laws of any jurisdiction in which the International Shares are offered or sold by the Managers pursuant to this Agreement), is required for the valid authorization, issuance, sale and delivery of the Offered Shares.

               (xiii) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

               (xiv) The descriptions in the Prospectuses of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the information required to be shown.

               (xv) The statements made in the Prospectuses under "Certain United States Tax Consequences For Non-U.S. Stockholders" and _________, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

               (xvi) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

               (xvii) The execution and delivery of this Agreement, the issuance and delivery of the Offered Shares, the consummation by the Company of the transactions contemplated in each of this Agreement, the U.S. Purchase Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the U.S. Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states and the securities laws of any jurisdiction in which the International Shares are offered or sold by the Managers pursuant to this Agreement, as to which such counsel need express no opinion), or
          (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

               (xviii) The Registration Statement became effective under the 1933 Act on the date of this Agreement; any required filing of the Prospectuses or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

               (xix) The Registration Statement (including the Rule 430A Information, if applicable) and the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

               (xx) The documents incorporated by reference in the Prospectuses (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

               (xxi) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (xxii) Each of this Agreement, the U.S. Purchase Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholders or by an Attorney-in-Fact on behalf of the Selling Stockholders, and each of the Selling Stockholders has duly executed and delivered such Selling Stockholder's respective Power of Attorney.

               (xxiii) To the knowledge of such counsel, each Selling Stockholder has valid and marketable title to the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Stockholder will transfer to the Underwriters who have purchased such Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement (without notice of any defect in the title of such Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Offered Shares, free and clear of any adverse claim.

               (xxiv) Each Attorney-in-Fact has been duly authorized by each Selling Stockholder to deliver the Offered Shares on behalf of such Selling Stockholder in accordance with the terms of this Agreement and the U.S. Purchase Agreement.

               (xxv) There are no transfer or similar taxes payable in connection with the sale and delivery of the Offered Shares by the Selling Stockholders to the Underwriters, except as specified in such opinion.

               (xxvi) In the course of acting as counsel to the Company and the Selling Stockholders in connection with the public offering of the Offered Shares, such counsel have participated in the preparation of the Registration Statement and Prospectuses and are familiar with or have participated in the preparation of the documents incorporated by reference in the Prospectuses and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectuses (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectuses), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the U.S. Purchase Agreement and the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Arkansas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Managers.

          (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Managers, to the effect that the opinion delivered pursuant to Sections 5(b) appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Shares sold by the Company, this Agreement, the U.S. Purchase Agreement, the Registration Statement, the Prospectuses, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectuses, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses,
     (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing

     Time, you shall have received a certificate of the President or a Vice President, and the Treasurer of the Company, dated as of the Closing Time, to such effect.

          (e) At the Closing Time, the representations and warranties of each Selling Stockholder set forth in Section 1(b) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of or on behalf of each Selling Stockholder, dated as of the Closing Time, to such effect with respect to such Selling Stockholder.

          (f) At the time that this Agreement is executed by the Company, you shall have received from Coopers & Lybrand a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Managers, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month period ended January 1, 1994, the three and six month periods ended April 2, 1994 and the three and nine month periods ended July 2, 1994, included or incorporated by reference in the Registration Statement and the Prospectuses (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Compensation and Audit Committees of the Company's Board of Directors since October 3, 1993, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a limited review in accordance with standards established by the American Institute of Certified Public Accountants with respect to the 10-Q Financials performed at the request of the Company, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the 10-Q Financials incorporated by reference in the
               Registration Statement and the Prospectuses do not comply as to form in all material respects with the accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

                    (B) at October 1, 1994 and at a specified date not more than five days prior to the date of this Agreement, there was any change in the ___________________ of the Company and its consolidated subsidiaries or any decrease in the _________________ of the Company and its consolidated subsidiaries or any increase in the_________/*/ of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the latest unaudited balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (C) for the period from July 2, 1994 to October 1, 1994 and for the period from October 2, 1994 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in ___________, ___________ or _________/**/, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; and

               (iv) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have

- --------------
/*/   Items to be selected by bankers.

/**/  Items to be selected by bankers.

          compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (g) At the Closing Time, you shall have received from Coopers & Lybrand a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

          (i) The Offered Shares shall have been duly authorized for listing by the New York Stock Exchange on the date of the International Price Determination Agreement and the U.S. Price Determination Agreement.

          (j) All of the Initial U.S. Shares to be purchased by the U.S. Underwriters on such Closing Date shall have been sold to the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.


          Section 6.  Conditions to Purchase of International Option Shares.  In
                      -----------------------------------------------------
the event that the Managers exercise their option granted in Section 2 hereof to purchase all or any of the International Option Shares and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the several Managers to purchase and pay for the International Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

          (b) At the Date of Delivery, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or a Vice President, and the Treasurer of the Company, dated as of the Date of Delivery, to such effect.

          (c) At the Date of Delivery, you shall have received the favorable opinion of Wright, Lindsey & Jennings, counsel for each of the Company and the Selling Stockholders, together with signed or reproduced copies of such opinion for each of the other Managers, in each case in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the International Option Shares and otherwise to the same effect as the opinion required by Section 5(b).

          (d) At the Date of Delivery, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Date of Delivery, relating to the International Option Shares and otherwise to the same effect as the opinion required by Section 5(c).

          (e) At the Date of Delivery, you shall have received a letter from Coopers & Lybrand, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

          (f) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the International

     Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the International Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

          (g) At the Date of Delivery, the representations and warranties of each James T. Hudson set forth in Section 1(b) hereof shall be accurate as though expressly made at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of James T. Hudson, dated as of the Date of Delivery, to such effect.


          Section 7.  Indemnification.  (a)  The Company and each Selling
                      ---------------
Stockholder agree to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholders; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any of the Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          The foregoing indemnity agreement with respect to any untrue statement contained in or any omission from a preliminary prospectus shall not inure to the benefit of any Manager (or any person who controls such Manager within the meaning of Section 15 of the 1933 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Offered Shares that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectuses (or the Prospectuses as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Offered Shares to such person and the untrue statement contained in or the omission from such preliminary prospectus was corrected in the Prospectuses (or the Prospectuses as amended or supplemented).

          The obligations of the Company and each Selling Stockholder pursuant to this Section are joint and several; provided, however, that each Selling
                                       --------  -------
Stockholder's aggregate liability under this Section shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholder from the sale of his or its Offered Shares pursuant to this Agreement.

          (b) Each Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and each Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Manager through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


          Section 8.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the Managers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders and one or more of the Managers, as incurred, in such proportions that (a) the Managers are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the International Prospectus bears to the initial public offering price appearing thereon and (b) the Company and the Selling Stockholders, in the proportions that they have agreed to indemnify, are responsible for the balance; provided, however, that no person guilty of
                             --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Manager within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or a Selling Stockholder, as the case may be.


          Section 9.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  The representations, warranties, indemnities, agreements and other
- --------
statements of the Selling Stockholders, the Company or its officers set forth in or made pursuant to this Agreement and the U.S. Purchase Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Stockholders, the Company, any Manager or any person who controls a Selling Stockholder, the Company or any Manager within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Offered Shares.


          Section 10.  Termination of Agreement.  (a)  You may terminate this
                       ------------------------
Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the International Shares or enforce contracts for the sale of the International Shares or (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Arkansas authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 2, with the effect stated in such Section.


          Section 11.  Default by One or More of the Managers.  If one or more
                       --------------------------------------
of the Managers shall fail at the Closing Time to purchase the Initial International Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted International Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted International Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted International Shares does not exceed 10% of the total number of Initial International Shares, the non-defaulting Managers shall be obligated to purchase the full amount thereof in the proportions that their respective Initial International Share underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Managers, or

          (b) if the number of Defaulted International Shares exceeds 10% of the total number of Initial International Shares, this Agreement shall terminate without liability on the part of any non-defaulting Manager.

          No action taken pursuant to this Section shall relieve any defaulting Manager from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "Manager" includes any person substituted for a Manager under this Section 11.


          Section 12.  Default by a Selling Stockholder or the Company.  If any
                       -----------------------------------------------
Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Initial International Shares that such Selling Stockholder is obligated to sell, the Managers may, at your option, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 or (b) elect to purchase the Initial International Shares that the Company and the remaining Selling Stockholders have agreed to sell pursuant to this Agreement.

          In the event of a default under this Section that does not result in the termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

          If the Company shall fail at the Closing Time to sell and deliver the number of Offered Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Sections 7, 8 and 9 shall remain in effect.

          No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          Section 13.  Notices.  All notices and other communications under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Managers shall be directed to you, c/o Merrill Lynch International Limited, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England, attention of _________________________; notices to the Company shall be directed to it at Hudson Foods, Inc., 1225 Hudson Road, Rogers, Arkansas 72756, attention of Charles B. Jurgensmeyer, Chief Financial Officer; and notices to the Selling Stockholders shall be directed to James T. Hudson at 1225 Hudson Road, Rogers, Arkansas 72756.


          Section 14.  Parties.  This Agreement is made solely for the benefit
                       -------
of the several Managers, the Company and the Selling Stockholders and, to the extent expressed, any person who controls the Company, any Selling Stockholder or any of the Managers within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Managers of the International Shares. All of the obligations of the Managers hereunder are several and not joint.


          Section 15.  Representation of Managers.  You will act for the several
                       --------------------------
Managers in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Co-Lead Managers jointly or by Merrill Lynch International Limited will be binding upon all Managers.


          Section 16.  Governing Law and Time.  This Agreement shall be governed
                       ----------------------
by the laws of the State of New York. Specified times of the day refer to New York City time.


          Section 17.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the several Managers in accordance with its terms.

                                    Very truly yours,

                                    HUDSON FOODS, INC.



                                    By________________________
                                      Name:
                                      Title:



                                    SELLING STOCKHOLDERS
                                      NAMED IN SCHEDULE B



                                    By________________________
                                      Attorney-in-Fact

Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.

  By:  Merrill Lynch International Limited


  By________________________
     Name:
     Title:
           Investment Banking Group


For themselves and as Co-Lead Managers of the
- ---------------------------------------------
    other Managers named in Schedule A.
    ----------------------------------

                               HUDSON FOODS, INC.
                            (a Delaware corporation)

                     800,000 Shares of Class A Common Stock


                  International Price Determination Agreement
                  -------------------------------------------

                                                     November __, 1994



MerrilL Lynch International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
      As Representatives of the several Underwriters
c/o Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Dear Sirs:

          Reference is made to the International Purchase Agreement dated October __, 1994 (the "International Purchase Agreement") among Hudson Foods, Inc. (the "Company"), the Selling Stockholders named in Schedule B thereto or hereto (the "Selling Stockholders") and the several Managers named in Schedule A thereto or hereto (the "Managers"), for whom Merrill Lynch International Limited, Donaldson, Lufkin & Jenrette Securities Corporation and A.G. Edwards & Sons, Inc. are acting as representatives (the "Co-Lead Managers"). The International Purchase Agreement provides for the purchase by the Managers from the Company and the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 800,000 shares (the "Initial International Shares") of the Company's Class A Common Stock, par value U.S.$.01 per share. This Agreement is the International Price Determination Agreement referred to in the International Purchase Agreement.

          Pursuant to Section 2 of the International Purchase Agreement, the undersigned agree with the Co-Lead Managers as follows:

          1. The initial public offering price per share for the Initial International Shares shall be U.S.$__________________.

          2. The purchase price per share for the Initial International Shares to be paid by the several Managers shall be U.S.$________________, representing an amount equal to the initial public offering price set forth above, less U.S.$________________ per share.

          The Company represents and warrants to each of the Managers that the representations and warranties of the Company set forth in Section 1(a) of the International Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          The Selling Stockholders represent and warrant to each of the Managers that the representations and warranties of the Selling Stockholders set forth in
Section 1(b) of the International Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by Section 2 of the International Purchase Agreement, attached as Schedule A is a completed list of the several Managers and as Schedule B is a completed list of the Selling Stockholders, which shall be a part of this Agreement and the International Purchase Agreement.

          This Agreement shall be governed by the laws of the State of New York.

          If the foregoing is in accordance with the understanding of the Co-Lead Managers of the agreement among the Managers, the Company and the Selling Stockholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the International Purchase Agreement shall be a binding agreement among the Managers, the Company and the Selling Stockholders in accordance with its terms and the terms of the International Purchase Agreement.


                                    Very truly yours,

                                    HUDSON FOODS, INC.


                                    By________________________
                                      Name:
                                      Title:

                                    SELLING STOCKHOLDERS NAMED
                                      IN SCHEDULE B TO THE
                                      INTERNATIONAL PURCHASE
                                      AGREEMENT


                                    By________________________
                                      Attorney-in-Fact


Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.

  By:  Merrill Lynch International Limited


  By________________________
     Name:
     Title:
          Investment Banking Group


For themselves and as Representatives of the
- --------------------------------------------
  other Managers named in Schedule A
  ----------------------------------
  attached to the International Purchase Agreement.
  ------------------------------------------------

                                   SCHEDULE A

                                                    Number of
                                           Initial International Shares
                 Manager                         to be Purchased
                 -------                         ---------------

Merrill Lynch International Limited

Donaldson, Lufkin & Jenrette Securities
  Corporation

A.G. Edwards & Sons, Inc.






                                                   __________

                 Total                               800,000
                                                     ========

                                   SCHEDULE B

                                             Number of
                             Number of       Shares of
                              Initial          Common
                           International   Stock Subject
                              Shares      to International
  Selling Stockholders      to be Sold         Option
  --------------------     -------------  ----------------

James T. Hudson               260,000           120,000

James R. Hudson                20,000                 0

Jane M. Helmich                20,000                 0





                              -------           -------
Total....................     300,000           120,000
                              =======           =======